Exhibit 10.6

PERU FEDERAL SAVINGS BANK

AMENDED AND RESTATED DEFERRED COMPENSATION PLAN

This Peru Federal Savings Bank Amended and Restated Deferred Compensation Plan (the “Plan”) is made and entered into effective as of May 1, 2023 by Peru Federal Savings Bank, an Illinois corporation, headquartered in Peru, Illinois (the “Bank”).

W I T N E S S E T H:

WHEREAS, the Plan, an unfunded, nonqualified deferred compensation plan, was previously amended and restated as of August 15, 2011; and

WHEREAS, in connection with the conversion of the Bank from the mutual form of organization to the stock form of organization (the “Conversion”) and the related offering of shares of common stock (the “Offering”) by PFS Bancorp, Inc. (the “Company”), a newly formed Maryland-chartered stock holding company, which will serve as the new holding company of the Bank upon completion of the Conversion, the Bank desires to amend and restate the Plan, effective as of May 1, 2023, to allow certain Bank employees, who qualify as a select group of management and/or highly compensated employees of the Bank, to participate in the Plan and, in addition, to add an opportunity for Participants to invest their Account Balances in the common stock of the Bank; and

WHEREAS, the amendment and restatement of the Plan shall not change any payment elections or beneficiary designations that have been made prior to the effective date of this Plan; and

WHEREAS, it is the intention of the Bank that the Plan continue as an unfunded deferred compensation plan and that the Participants continue to have the status of general unsecured creditors of the Bank.

ARTICLE I
PURPOSE

The purpose of this Plan is for the Bank to provide current tax planning opportunities as well as supplemental funds for retirement for certain executive employees and members of the Board of Directors of the Bank. Employees of the Bank may defer compensation pursuant to Article IV of the Plan. Members of the Board of Directors, including employees who also serve on the Board of Directors, may defer fees pursuant to Article V of the Plan. The Plan shall be effective May 1, 2023. The Plan is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder. The Plan is also intended to qualify as a “top hat” plan for purposes of the Employee Retirement Income Security Act of 1974, as amended.

ARTICLE II
DEFINITIONS

For the purposes of this Plan, the following terms may have the meanings indicated, unless the context clearly indicates otherwise:

Account. “Account” means a bookkeeping account maintained by the Bank in the name of the Participant. The Participant’s Account shall consist of the following sub-Accounts: (i) Cash Account, a sub-account that is credited with all investments other than assets credited to the Stock Units Account; (ii) Stock Units Account, a sub-account that is credited with Stock Units; and (iii) such other sub-accounts as the Board of Participants of the Bank may deem necessary. The Stock Units Account (i) may not be diversified; (ii) must remain at all times credited with units that represent Common Stock; and (iii) must be distributed solely in the form of Common Stock. A Participant’s Account shall be utilized solely as a device for the measurement and determination of any benefits payable to a Participant pursuant to this Plan. A Participant shall have no interest in his Account, nor shall it constitute or be treated as a trust fund of any kind.

Account Balance. “Account Balance” means the balance of the Participant’s Account as of the applicable distribution date.

Bank. “Bank” means Peru Federal Savings Bank, or any successor to the business thereof.

Beneficiary. “Beneficiary” means the person or persons (and, if applicable, their heirs) designated by the Executive as the beneficiary to whom the deceased Executive’s benefits are payable. The beneficiary designation shall be made on the form attached hereto as Exhibit A and filed with the Administrator. If no Beneficiary is so designated, then the Executive’s Spouse, if living, will be deemed the Beneficiary. If the Executive’s Spouse is not living at the time of the Executive’s death or dies prior to payment to him/her of the Survivor’s Benefit, then the Children of the Executive will be deemed the Beneficiaries and will take on a per stirpes basis. If there are no living Children, then the Executive’s estate will be deemed the Beneficiary. For this purpose, the term “Children” means the Executive’s children, or the issue of any deceased Children, then living at the time payments are due the Children under this Plan. The term “Children” shall include both natural and adopted children, as well as stepchildren. Also, for this purpose, the term “Spouse” means the individual to whom the Executive is legally married at the time of the Executive’s death, provided, however, that the term “Spouse” shall not refer to an individual to whom the Executive is legally married at the time of death if the Executive and the individual have entered into a formal separation agreement (provided that the separation agreement does not provide otherwise or state that the individual is entitled to a portion of the benefits hereunder) or initiated divorce proceedings..

Board of Directors. “Board of Directors” means the Board of Directors of the Bank.

Change in Control. “Change in Control” means (a) a change in the ownership of the Bank, (b) a change in the effective control of the Bank, or (c) a change in the ownership of a substantial portion of the assets of the Bank, as defined in accordance with Code Section 409A.

(a)            A change in the ownership occurs on the date that any one person, or more than one person acting as a group (as defined in Treasury Regulation 1.409A-3(i)(5)(v)(B)), acquires ownership of stock of the Bank that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Bank.

(b)            A change in the effective control of the Bank occurs on the date that either (i) any one person, or more than one person acting as a group (as defined in Treasury Regulation 1.409A-3(i)(5)(vi)(D)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Bank possessing 30 percent or more of the total voting power of the stock of the Bank, or (ii) a majority of the members of the Board of Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election.

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(c)            A change in a substantial portion of the Bank’s assets occurs on the date that any one person or more than one person acting as a group (as defined in Treasury Regulation 1.409A-3(i)(5)(vii)(C)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Bank that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of (i) all of the assets of the Bank, or (ii) the value of the assets being disposed of, either of which is determined without regard to any liabilities associated with such assets.

(d)            For all purposes hereunder, the definition of Change in Control shall be construed to be consistent with the requirements of Treasury Regulation 1.409A-3(i)(5), except to the extent that such regulations are superseded by subsequent guidance.

(e)             Notwithstanding anything herein to the contrary, a Change in Control will not be deemed to have occurred for purposes of this Agreement as a result of the Conversion or Offering.

Code. “Code” means the Internal Revenue Code of 1986, as amended.

Committee. “Committee” means the Committee appointed by the Board of Directors to administer the Plan pursuant to Section 6.1.

Compensation. “Compensation” means the compensation paid to a Participant by the Bank for the Plan Year. Compensation shall include any amounts deferred under a salary reduction agreement in either a Code Section 401(k) plan or under a Code Section 125 plan maintained by the Bank.

Deferral Contribution. “Deferral Contribution” means the amount of Compensation or Director Fees a Participant elects to defer under Article IV or Article V.

Director. “Director” means any member of the Board of Directors.

Director Fees. “Director Fees” means the annual and periodic fees paid to the Participant for services rendered on the Board of Directors or any committee of the Board of Directors.

Disability. “Disability” means the Participant:

(a)            is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or last for a continuous period of not less than 12 months; or

(b)            by reason of any medically determinable physical or mental impairment which can be expected to result in death, or last for a continuous period of not less than 12 months, is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer.

(c)            is determined to be disabled by the Social Security Administration.

Election Form. “Election Form” means the election form attached to this Plan as Exhibit A and incorporated herein by reference.

Employee. “Employee” means any common law employee of the Bank who is not also a member of the Board of Directors.

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Notice of Adjustment of Deferral Contribution. “Notice of Adjustment of Deferral Contribution” means the election form attached to this Plan as Exhibit B and incorporated herein by reference.

Participant. “Participant” means any member of a select group of management or highly compensated employees designated by the Board of Directors and any member of the Board of Directors who completes an Election Form.

Plan Year. “Plan Year” means the period from January 1 to December 31.

Separation from Service. “Separation from Service” or “Separates from Service” means the Participant’s death, retirement or other termination of employment with the Bank within the meaning of Code Section 409A. No Separation from Service shall be deemed to occur due to military leave, sick leave or other bona fide leave of absence if the period of the leave does not exceed six months or, if longer, so long as the Participant’s right to reemployment is provided by law or contract. If the leave exceeds six months and the Participant’s right to reemployment is not provided by law or by contract, then the Participant shall have a Separation from Service on the first date immediately following such six-month period.

Whether a Separation from Service has occurred is determined based on whether the facts and circumstances indicate that the Bank and the Participant reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Participant would perform after that date (whether as an employee or as an independent contractor) would permanently decrease to less than 50% of the average level of bona fide services performed over the immediately preceding 36 months (or the lesser period of time in which the Participant performed services for the Bank). The determination of whether the Participant has had a Separation from Service shall be made by applying the presumptions set forth in the Treasury Regulations under Code Section 409A.

With respect to a Director, Separation from Service means, consistent with Code Section 409A(2)(a)(i), the Director’ s death, retirement, or termination of service from the Board of the Bank, including following a failure to be reappointed or reelected to the Board of Directors. For these purposes, a Director shall not be deemed to have a Separation from Service until the Director no longer serves on the Board of the Bank or any member of a controlled group of corporations with the Bank within the meaning of Treasury Regulation §1.409A-1(a)(3).

Unforeseeable Emergency. “Unforeseeable Emergency” means a severe hardship to the Participant resulting from:

(a)            an illness or accident of –

(i)            the Participant,

(ii)           the Participant’s spouse, or

(iii)          the Participant’s “dependent” (as defined in Code Section 152(a));

(b)            loss of the Participant’s property due to casualty; or

(c)            other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control. The term “Unforeseeable Emergency” shall be construed consistent with Code Section 409A and the Treasury Regulations and other guidance issued thereunder.

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ARTICLE III
ELIGIBILITY AND VESTING

3.1            Eligibility. The Plan is available to members of a select group of management or highly compensated employees and members of the Board of Directors. Each individual who is designated by the Board of Directors as eligible to participate in the Plan shall enroll in the Plan by completing an Election Form. An individual’s participation in the Plan shall commence as of the date specified in the Election Form.

3.2            Vesting. Each Participant shall be 100% vested in his or her Account Balance.

ARTICLE IV
EMPLOYEE DEFERRAL CONTRIBUTIONS AND DISTRIBUTION OF BENEFITS

4.1            Employee Participants. This Article IV shall apply to Participants who are Employees.

4.2            Initial Deferral Election. Each Participant shall have the right to elect to defer a fixed percentage of the Compensation (which may be designated to exclude bonuses and which may be designated with respect to bonuses) to which the Participant would otherwise be entitled, with the Deferral Contribution to be deferred and paid at the times and in the manner herein stated. Each new Participant electing to make a Deferral Contribution shall execute and deliver to the Bank an Election Form. The election shall be applicable only to Compensation earned for services rendered after the date of the election. A Participant’s deferral election shall be made no later than December 30th of the year prior to the year for which the election is effective, or with respect to a Participant who first becomes eligible during a Plan Year, within 30 days following the Participant’s initial eligibility date.

4.3            Changes to Deferral Election. Each Participant’s Deferral Contribution shall continue in effect until revoked, provided, however, that every election to defer Compensation shall be irrevocable as to Compensation earned for services performed prior to the date of the revocation. Changes or revocation of the Participant’s Deferral Contribution shall made in writing in the form of Notice of Adjustment of Deferral Contribution, which shall be effective upon the January 1st of the year stated therein, provided this form is executed and delivered to the Bank by December 26th of the previous calendar year.

4.4            Account. The Bank shall maintain for each Participant an Account to which the Participant’s Deferral Contributions and earnings shall be credited thereto as of the last day of the month during which the Compensation would have been paid to the Participant, if not deferred.

4.5            Earnings Rate. The Participant’s Account will be credited with the applicable interest earnings each month (annual compounding basis) based upon a rate that is intended to match the Moodys Aaa seasoned bond rate that as published in the Federal Reserve Bank H.15 as of December 31 of the previous year.

4.6            Unsecured Creditor. The Participant’s interest in his or her Account is limited to the right to receive payments under the Plan, and the Participant’s position is that of a general unsecured creditor of the Bank.

4.7            Bank Contributions. The Bank, in its sole discretion, may make a contribution to the Account of any Participant for any Plan Year. The Bank is not required to make a contribution for any Plan Year. The Bank may, in its sole discretion, make a contribution to the Account of any one Participant, or to the Accounts to any number of Participants, without making a contribution to the Accounts of other Participants.

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4.8            Distribution of Account Balance. The Participant’s Account Balance shall be distributed to the Participant in accordance with this Article IV, and shall commence or be paid within 30 days following the event that triggers distribution. All subsequent payments of the Participant’s Account Balance shall be paid in the manner specified in the Plan.

4.9            Election of Time and Form of Distribution.

(a)            Time of Payment. Subject to Section 4.8, the Participant may elect for the payment of his or her Account Balance to be triggered upon either: (i) the Participant’s Separation from Service; or (ii) a specified date by completing the Election Form. If the Participant does not designate a time of payment pursuant to this Section 4.9(a), then the distribution of the Participant’s Account Balance shall be triggered upon his or her Separation from Service.

(b)            Form of Payment – Lump Sum. Subject to Section 4.9(c), a Participant’s Account Balance will be distributed following his or her Separation from Service in a lump sum.

(c)            Form of Payment – Installments. A Participant that attains either (1) normal retirement age of 65 years of age; or (2) early retirement age of (i) age 50 with 20 years of service, (ii) age 55 with 15 years of service, (iii) age 60 with 10 years of service, (iv) Disability, (v) death, or (vi) specified date, may elect for his or her Account Balance to be distributed following his or her Separation from Service or specified date in either a lump sum or equal annual installments over a designated period not to exceed 15 years by completing the Election Form. If the Participant does not designate the manner in which his or her Account Balance will be paid, the Account Balance shall be distributed to the Participant in a lump sum. If a Participant dies while receiving installment payments, the Participant’s beneficiary or beneficiaries will receive the remaining installment payments under the same payment schedule and such remaining payments will not be paid by lump sum.

4.10          Change in Control or Separation from Service Prior to Early Retirement Age or Normal Retirement Age . In the event of the earlier of: (i) a Change in Control prior to the Participant’s Separation from Service (and prior to Early Retirement Age or Normal Retirement Age), or (ii) Separation from Service prior to Early Retirement Age or Normal Retirement Age,, the Participant (or the Participant’s Beneficiary) shall be paid his or her Account Balance in a lump sum within 30 days thereafter.

4.11          Hardship Distributions. Upon a finding that the Participant has suffered an Unforeseeable Emergency, the Committee may, in its sole discretion, make distributions from the Participant’s Account prior to the time specified for payment of benefits under the Plan. The amount of the distribution shall be limited to the amount necessary to satisfy the Unforeseeable Emergency, plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. The amounts necessary to satisfy the Unforeseeable Emergency will be determined after taking into account the extent to which the hardship is, or can be, relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s assets, to the extent that the asset liquidation would not itself cause severe financial hardships. If a hardship distribution is approved, it shall be paid in a lump-sum within 30 days following the Unforeseeable Emergency event which triggers payment, and the Participant’s Account Balance shall be reduced by an amount equal to the hardship distribution.

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4.12          Modification of Time and Form of Payment of Account Balance. In the event a Participant desires to modify the time or form of payment of his or her Account Balance, the Participant may do so on a written form provided by the Bank, provided that:

(a)            the subsequent election shall not be effective for at least 12 months after the date on which the subsequent election is made;

(b)            except for payments upon the Participant’s death, Disability, the first of a stream of payments for which the subsequent election is made shall be deferred for a period of not less than five (5) years from the date on which the payment would otherwise have been made; and

(c)            for payments scheduled to be made on a specified date or to commence under a fixed schedule, the subsequent election must be made at least 12 months before the date of the first scheduled payment.

4.13          Installment Payments. For any distributions under Section 4.9(c), Participants shall have an option of selecting either an annual installment or monthly installment payment method. Such selection must be made within thirty (30) days following a Participant’s commencement of participation in the Plan, and can only be changed in a manner that complies with Code Section 409A and its regulations.

Under the annual installment payment method, the amount of each annual installment to be paid will vary annually with the first annual installment to be calculated by dividing the Participant's Account Balance as of their Separation from Service by the number of installments selected on the Participant's election form. The first annual installment shall be paid within 45 days following the Participant's actual Separation from Service. Each subsequent annual installment shall be recalculated by dividing the Participant’s remaining Account Balance by the remaining number of years on each anniversary following the first annual payment. In no event shall the amount of any installment exceed the remaining amount of the Participant’s Account Balance.

Under the monthly installment payment method, the initial amount of each monthly installment to be paid will be that monthly payment amount necessary to amortize the Account Balance to zero over the number of months selected by the Participant in their election form at a constant interest rate then in effect as of the Participant’s Separation from Service. The first monthly installment shall be paid within 45 days following the Participant’s Separation from Service. On each annual anniversary following, a new monthly installment shall be calculated for the next year which installment payment shall amortize the account balance to zero over the remaining number of payments at the interest rate then in effect for the Account Balance. In no event shall the amount of any installment exceed the remaining amount of the Participant’s Account Balance.

ARTICLE V
DIRECTOR DEFERRAL CONTRIBUTIONS AND DISTRIBUTIONS OF BENEFITS

5.1            Director Participants. This Article V shall apply to Participants who are Directors.

5.2            Initial Deferral Election. Each Participant shall have the right to elect to defer a fixed percentage of the Director Fees to which the Participant would otherwise be entitled, with the Deferral Contribution to be deferred and paid at the times and in the manner herein stated. Each new Participant electing to make a Deferral Contribution shall execute and deliver to the Bank an Election Form. The election shall be applicable only to Director Fees earned for services rendered after the date of the election. A Participant’s deferral election shall be made no later than December 30th of the year prior to the year for which the election is effective, or with respect to a Participant who first becomes eligible during a Plan Year, within 30 days following the Participant’s initial eligibility date.

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5.3            Changes to Deferral Election. Each Participant’s Deferral Contribution shall continue in effect until revoked, provided, however, that every election to defer Director Fees shall be irrevocable as to Director Fees earned for services performed prior to the date of the revocation. Changes or revocation of the Participant’s Deferral Contribution shall made in writing in the form of Notice of Adjustment of Deferral Contribution, which shall be effective upon the January 1st of the year stated therein, provided this form is executed and delivered to the Bank by December 26th of the previous calendar year.

5.4            Account. The Bank shall maintain for each Participant an Account to which the Participant’s Deferral Contributions and earnings shall be credited thereto as of the last day of the month during which the Director Fees would have been paid to the Participant, if not deferred.

5.5            Earnings Rate. The Participant’s Account Balance will be credited with the applicable interest earnings each month (annual compounding basis) based upon a rate that is intended to match the Moodys Aaa seasoned bond rate that as published in the Federal Reserve Bank H.15 as of December 31 of the previous year.

5.6            Unsecured Creditor. The Participant’s interest in his or her Account is limited to the right to receive payments under the Plan, and the Participant’s position is that of a general unsecured creditor of the Bank.

5.7            Distribution of Account Balance. The Participant’s Account Balance shall be distributed to the Participant in accordance with this Article V, and shall commence or be paid within 30 days following the event that triggers distribution. All subsequent payments of the Participant’s Account Balance shall be paid in the manner specified in the Plan.

5.8            Election of Time and Form of Distribution.

(a)            Time of Payment. Subject to Section 5.7, the Participant may elect for the payment of his or her Account Balance to be triggered upon either: (i) the Participant’s Separation from Service; or (ii) a specified date by completing the Election Form. If the Participant does not designate a time of payment pursuant to this Section 5.8(a), then the distribution of the Participant’s Account Balance shall be triggered upon his or her Separation from Service.

(b)            Form of Payment – Lump Sum. Subject to Section 5.7(c), a Participant’s Account Balance will be distributed following his or her Separation from Service in a lump sum.

(c)            Form of Payment – Installments. A Participant that attains either (1) normal retirement age of 65 years of age (“Normal Retirement Age”); or (2) early retirement age of (i) age 50 with 20 years of service, (ii) age 55 with 15 years of service, (iii) age 60 with 10 years of service (collectively, “Early Retirement Age”), (iv) Disability, (v) death, or (vi) specified date, may elect for his or her Account Balance to be distributed following his or her Separation from Service or specified date in either a lump sum or equal annual installments over a designated period not to exceed 15 years by completing the Election Form. If the Participant does not designate the manner in which his or her Account Balance will be paid, the Account Balance shall be distributed to the Participant in a lump sum. If a Participant dies while receiving installment payments, the Participant’s beneficiary or beneficiaries will receive the remaining installment payments under the same payment schedule and such remaining payments will not be paid by lump sum.

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5.9            Death, Change in Control or Separation from Service Prior to Early Retirement Age or Normal Retirement Age . In the event of the earlier of: (i) a Change in Control prior to the Participant’s Separation from Service (and prior to Early Retirement Age or Normal Retirement Age), or (ii) Separation from Service prior to Early Retirement Age or Normal Retirement Age, the Participant (or the Participant’s Beneficiary) shall be paid his or her Account Balance in a lump sum within 30 days thereafter.

5.10            Hardship Distributions. Upon a finding that the Participant has suffered an Unforeseeable Emergency, the Committee may, in its sole discretion, make distributions from the Participant’s Account prior to the time specified for payment of benefits under the Plan. The amount of the distribution shall be limited to the amount necessary to satisfy the Unforeseeable Emergency, plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. The amounts necessary to satisfy the Unforeseeable Emergency will be determined after taking into account the extent to which the hardship is, or can be, relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s assets, to the extent that the asset liquidation would not itself cause severe financial hardships. If a hardship distribution is approved, it shall be paid in a lump-sum within 30 days following the Unforeseeable Emergency event which triggers payment, and the Participant’s Account Balance shall be reduced by an amount equal to the hardship distribution.

5.11            Modification of Time and Form of Payment of Account Balance. In the event a Participant desires to modify the time or form of payment of his or her Account Balance, the Participant may do so on a written form provided by the Bank, provided that:

(a)            the subsequent election shall not be effective for at least 12 months after the date on which the subsequent election is made;

(b)            except for payments upon the Participant’s death, Disability, the first of a stream of payments for which the subsequent election is made shall be deferred for a period of not less than five (5) years from the date on which the payment would otherwise have been made; and

(c)            for payments scheduled to be made on a specified date or to commence under a fixed schedule, the subsequent election must be made at least 12 months before the date of the first scheduled payment.

5.12            Installment Payments. For any distributions under Section 5.8(c), Participants shall have an option of selecting either an annual installment or monthly installment payment method. Such selection must be made within thirty (30) days following a Participant’s commencement of participation in the Plan, and can only be changed in a manner that complies with Code Section 409A and its regulations.

Under the annual installment payment method, the amount of each annual installment to be paid will vary annually with the first annual installment to be calculated by dividing the Participant's Account Balance as of their Separation from Service by the number of installments selected on the Participant's election form. The first annual installment shall be paid within 45 days following the Participant's actual Separation from Service. Each subsequent annual installment shall be recalculated by dividing the Participant’s remaining Account Balance by the remaining number of years on each anniversary following the first annual payment. In no event shall the amount of any installment exceed the remaining amount of the Participant’s Account Balance.

Under the monthly installment payment method, the initial amount of each monthly installment to be paid will be that monthly payment amount necessary to amortize the Account Balance to zero over the number of months selected by the Participant in their election form at a constant interest rate then in effect as of the Participant’s Separation from Service. The first monthly installment shall be paid within 45 days following the Participant’s Separation from Service. On each annual anniversary following, a new monthly installment shall be calculated for the next year which installment payment shall amortize the account balance to zero over the remaining number of payments at the interest rate then in effect for the Account Balance. In no event shall the amount of any installment exceed the remaining amount of the Participant’s Account Balance.

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ARTICLE VI
ADMINISTRATION

6.1            Committee; Duties. This Plan shall be administered by the Committee, which, unless otherwise provided by the Board of Directors, shall be the Compensation Committee of the Board of Directors. If there is no Compensation Committee and the Board of Directors has not appointed another committee to administer the Plan, then the Board of Directors shall serve as the Committee.The Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including interpretations of this Plan, as may arise in connection with the Plan. A majority vote of the Committee members shall control any decision.

6.2            Agents. The Committee may, from time to time, employ other agents and delegate to them administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Bank.

6.3            Binding Effect of Decisions. The decision or action of the Committee in respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules of regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

6.4            Indemnity of Committee. The Bank shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct.

ARTICLE VII

CLAIMS PROCEDURE

7.1            Claim. Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing within 30 days.

7.2            Denial of Claim. If the claim or request is denied, the written notice of denial shall state:

(a)            The reasons for denial, with specific reference to the Plan provisions on which the denial is based.

(b)            A description of any additional material or information required and an explanation of why it is necessary.

(c)            An explanation of the Plan’s claim review procedure.

7.3            Review of Claim. Any person whose claim or request is denied or who has not received a response within 30 days may request review by notice given in writing to the Committee. The claim or request shall be reviewed by the Committee who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

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7.4            Final Decision. The decision on review shall normally be made within 60 days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions.

7.5            Arbitration. If a claimant continues to dispute the benefit denial based upon completed performance of this Plan or the meaning and effect of the terms and conditions thereof, then the claimant may submit the dispute to mediation, administered by the American Arbitration Association (“AAA”) (or a mediator selected by the parties) in accordance with the AAA’s Commercial Mediation Rules. If mediation is not successful in resolving the dispute, it shall be settled by arbitration administered by the AAA under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

ARTICLE VIII
AMENDMENT AND TERMINATION OF PLAN

8.1            Amendment. Notwithstanding anything herein contained to the contrary, the Board of Directors reserves the exclusive right to freeze or to amend the Plan at any time, provided that no amendment to the Plan shall be effective to decrease or to restrict the amount accrued to the date of such freeze or amendment.

8.2            Complete Termination. Subject to the requirements of Code Section 409A, in the event of complete termination of the Plan, the Plan shall cease to operate and the Bank shall pay out to the Participant his or her entire Account Balance as of the date of termination of the Plan. The complete termination of the Plan shall occur only under the following circumstances and conditions:

(a)            The Board of Directors may terminate the Plan within 12 months of a corporate dissolution taxed under Code Section 331, or with approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), provided that the amounts deferred under the Plan are included in the Participant’s gross income in the latest of: (i) the calendar year in which the Plan terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the payment is administratively practicable.

(b)            The Board of Directors may terminate the Plan by irrevocable action within the 30 days preceding, or 12 months following, a Change in Control, provided that the Plan shall only be treated as terminated if all substantially similar arrangements sponsored by the Bank are terminated so that the Participant and all participants under substantially similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within 12 months of the date of the irrevocable termination of the arrangements. For these purposes, “Change in Control” shall be defined in accordance with the Treasury Regulations under Code Section 409A.

(c)            The Board of Directors may terminate the Plan provided that: (i) the termination and liquidation does not occur proximate to a downturn in the financial health of the Bank, (ii) all arrangements sponsored by the Bank that would be aggregated with this Plan under Treasury Regulations Section 1.409A-1(c) if the Participant covered by this Plan was also covered by any of those other arrangements are also terminated; (iii) no payments other than payments that would be payable under the terms of the arrangement if the termination had not occurred are made within 12 months of the termination of the arrangement; (iv) all payments are made within 24 months of the termination of the arrangements; and (v) the Bank does not adopt a new arrangement that would be aggregated with any terminated arrangement under Treasury Regulations Section 1.409A-1(c) if the Participant participated in both arrangements, at any time within three years following the date of termination of the arrangement.

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ARTICLE IX

MISCELLANEOUS

9.1            Unfunded Plan. This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for certain Employees and members of the Board of Directors. This Plan is not intended to create an investment contract, but to provide tax planning opportunities and retirement benefits to eligible individuals who have elected to participate in the Plan. Participants are members of a select group of management or highly compensated employees and members of the Board of Directors who, by virtue of their position, are uniquely informed as to the Bank’s operations and have the ability to materially affect the Bank’s profitability and operations.

9.2            Trust Fund. The Bank shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Bank may establish one or more rabbi trusts, with such trustees as the Board of Directors may approve, for the purpose of providing for the payment of the benefits. The rabbi trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Bank’s creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Bank shall have no further obligation with respect thereto, but to the extent not so paid, the benefits shall remain the obligation of, and shall be paid by, the Bank.

9.3            Payment to Participant, Legal Representative or Beneficiary. Any payment to any Participant or the legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Bank, which may require the Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to the payment, to execute a receipt and release thereof in such form as shall be determined by the Bank.

9.4            Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

9.5            Validity. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if the illegal and invalid provision had never been inserted herein.

9.6            Notice. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to any member of the Committee or the Secretary of the Bank. The notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

9.7            Successors. The provisions of this Plan shall bind and inure to the benefit of the Bank and its successors and assigns. The term “successors” as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Bank, and successors of any such corporation or other business entity.

12

9.8            Code Section 409A. The Plan shall be interpreted to comply with or be exempt from Code Section 409A, and all provisions of the Plan shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Code Section 409A. Each payment that is payable pursuant to this Plan is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii). In the event the Participant is a Specified Employee, no distribution shall be made to the Participant (other than due to death or disability) prior to the date which is six (6) months following Separation from Service or other designated payment date. For purposes of the Plan the term “Specified Employee” means an individual who also satisfies the definition of “key employee” as that term is defined in Code Section 416(i) (without regard to paragraph (5) thereof).

9.9            Payment of Employment and Code Section 409A Taxes. Any distribution under this Plan shall be reduced by the amount of any taxes required to be withheld from such distribution, if any. This Plan shall permit the acceleration of the time or schedule of a payment to pay employment related taxes as permitted under Treasury Regulation Section 1.409A-3(j) or to pay any taxes that may become due at any time that the arrangement fails to meet the requirements of Code Section 409A and the regulations and other guidance promulgated thereunder. In the latter case, such payments shall not exceed the amount required to be included in income as the result of the failure to comply with the requirements of Code Section 409A.

9.10          Acceleration of Payments. Except as specifically permitted herein or in other sections of this Plan, no acceleration of the time or schedule of any payment may be made hereunder. Notwithstanding the foregoing, payments may be accelerated hereunder by the Bank, in accordance with the provisions of Treasury Regulation Section 1.409A-3(j)(4) and any subsequent guidance issued by the United States Department of the Treasury. Accordingly, payments may be accelerated, in accordance with requirements and conditions of the Treasury Regulations (or subsequent guidance) in the following circumstances: (i) as a result of certain domestic relations orders; (ii) in compliance with ethics agreements with the federal government; (iii) in compliance with ethics laws or conflicts of interest laws; (iv) in limited cash-outs (but not in excess of the limit under Code Section 402(g)(1)(B)); (v) to apply certain offsets in satisfaction of a debt of the Participant to the Bank; (vi) in satisfaction of certain bona fide disputes between the Participant and the Bank; or (vii) for any other purpose set forth in the Treasury Regulations and subsequent guidance.

9.11          12 U.S.C. § 1828(k). Any payments made to the Participant pursuant to this Plan or otherwise are subject to and conditioned upon compliance with 12 U.S.C. § 1828(k) and 12 C.F.R. Part 359 Golden Parachute and Indemnification Payments or any other rules and regulations promulgated thereunder.

9.12         Plan does not Affect Employment. Neither the creation of this Plan nor any amendment thereto nor the creation of any fund nor the payment of benefits hereunder shall be construed as giving any legal or equitable right to any employee or Participant against the Bank, its officers or employees. Participation in the Plan shall not give any Participant any right to be retained in the employ of the Bank, and the Bank hereby expressly retains the right to hire and discharge any employee at any time with or without cause, as if the Plan had not been adopted, and any such discharged Participant shall have only such rights or interests in his Account as may be specified herein.

9.13          Governing Law. The Plan is established under, and will be construed according to, the laws of the State of Illinois, to the extent such laws are not preempted by the ERISA or the Code and regulations published thereunder.

13

ARTICLE X

INVESTMENT OF ACCOUNT

10.1	General. Amounts credited to the Account under this Agreement will be credited to one or more bookkeeping accounts (including the Cash Account and/or the Stock Units Account) for a Participant in accordance with a Participant’s investment election (subject to the ability of the Board to override the investment election at its sole discretion) on an investment election form supplied by the Bank (the “Investment Election Form”), a copy of which is attached as Exhibit 1. The Participant’s ultimate deferred compensation payments shall be based on the aggregate value of the Cash Account and the aggregate number of Stock Units accrued in the Stock Units. For purposes of this provision, the term “Stock Units” mean shares of Common Stock (as defined in Section 10.2), with each Stock Unit representing one share of Common Stock.

10.2	Stock Units Account – One-Time Election/Opportunity. In connection with the initial stock offering of the Company (the “Offering”), the Participant may elect that all or any part of amounts contributed to the Participant’s Account be credited to the Stock Units Account (“Amount Invested”). The Participant may not make any such election following the Offering. All amounts credited to the Stock Units Account shall be applied to the crediting of Stock Units. The number of Stock Units credited to the Participant’s Stock Units Account shall equal the Amount Invested divided by the fair market value of one share of common stock of the Company (the “Common Stock”) on the date the Common Stock is purchased. Fractional Stock Units will be used. Each Stock Unit shall be deemed to pay dividends as if it were one share of Common Stock, and any such deemed dividends will result in the crediting of additional Stock Units to the Stock Units Account as of the date the dividend is paid with the number of Stock Units so credited to be calculated based on the fair market value of one share of Common Stock as of the date the dividend is paid. After the crediting of Stock Units to the Stock Units Account, subsequent fluctuations in the fair market value of the Common Stock shall not result in any change in the number of such Stock Units then credited to the Stock Units Account.

10.3	Cash Account. Any amount that the Participant does not elect to be credited to the Stock Units Account shall remain in the Participant’s Cash Account and such amounts shall be credited with earnings as set forth in Section 4.5 or Section 5.5 of this Plan, as applicable.

10.4	Adjustments. In the event of any change in the outstanding Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, then the Stock Units Account of shall be adjusted by the Board in a reasonable manner to compensate for the change, and any such adjustment by the Board shall be conclusive and binding for all purposes of the Plan.

10.5	Transfers. Neither the Participant nor the Board are permitted to transfer amounts between the Cash Account and the Stock Units Account, with the exception that the Participant will be given the ability in connection with the mutual to stock conversion of the Bank to transfer amounts from the Cash Account to the Stock Units Account, as provided for in Section 10.2.

10.6	Distributions. Any distribution from the Stock Units Account must be solely in the form of whole shares of Common Stock and cash will not be distributed in lieu of fractional shares.

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IN WITNESS WHEREOF, the Bank, acting through its authorized officer, has adopted this Plan.

PERU FEDERAL SAVINGS BANK

By:
Date

15

Exhibit A

PERU FEDERAL SAVINGS BANK

AMENDED AND RESTATED DEFERRED COMPENSATION PLAN

ELECTION FORM

(Employees)

Instructions: Use this form to elect to defer receipt of Compensation that is ordinarily payable to you during the year as the Compensation is earned, and to designate how you wish to receive your benefits from the Peru Federal Savings Bank Amended and Restated Deferred Compensation Plan (the “Plan”).

Individuals who first participate in the Plan during a Plan year must complete this form within 30 days after the date that he or she became eligible to participate in the Plan.

Any capitalized terms used in this Election Form but not otherwise defined herein shall have the meanings set forth in the Plan.

Participant Name:

Date of Participation:

PART I:	DEFERRAL CONTRIBUTION

Participant (complete this section):

I hereby elect to make an irrevocable election to defer the receipt of Compensation earned following the date of this Election Form as follows:

_____ % of my Compensation (excluding any bonuses)

_____ % of my Compensation which is paid in the form of a bonus

I understand that my election to defer receipt of Compensation shall continue for subsequent years in accordance with this Election Form until such time as I submit a “Notice of Adjustment of Deferral Contribution to the Committee no later than the December 26th prior to January 1 of any Plan Year. Such adjustment will only take effect January 1 of the calendar year following the year in which such notice is executed.

PART II:	DISTRIBUTION ELECTIONS (Participant to Complete)

Except as provided in Section 4.10 of the Plan, I understand and agree that my Account Balance shall be paid at the time and in the manner that I select below, and that such election shall be irrevocable, unless it is modified in accordance with Section 4.12 of the Plan. I also understand and agree that if I fail to select a time and form of benefit payment, I will be deemed to have elected for my Account Balance to be distributed in a lump sum within 30 days after my Separation from Service for purposes of Section 4.9 of the Plan.

Please Select either (A) or (B) below:

❒ (A)	Separation from Service Election

Pursuant to Section 4.9 of the Plan, in the event of my Separation from Service after Normal Retirement Age, Early Retirement Age, Disability or death, I hereby elect (and on behalf of my beneficiary, if applicable) to receive my Account Balance in the following form: (check one):

_____  lump sum distribution

_____  substantially equal annual installments over a period of ____ years (select up to 15 years)

❒ (B)	Specified Date Election

Pursuant to Section 4.9 of the Plan, I hereby elect to receive (or begin to receive) my Account Balance on ______________ (enter month, day and year).

Further, I hereby elect to receive my Account Balance in the following form (check one):

_____ lump sum distribution

_____ substantially equal annual installments over a period of ____ years (select up to 15 years)

I understand that I am entitled to review or obtain a copy of the Plan, at any time, and may do so by contacting the Committee.

This Election Form shall become effective upon execution (below) by both the Participant and a duly authorized officer of the Bank.

Dated this ___________ day of ________________, 20__.

(Bank’s duly authorized officer)	Participant’s Signature

2

Exhibit A

PERU FEDERAL SAVINGS BANK

AMENDED AND RESTATED FEE DEFERRED COMPENSATION PLAN

ELECTION FORM

(Directors)

Instructions: Use this form to elect to defer receipt of Director Fees that are ordinarily payable to you during the year as the Director Fees is earned, and to designate how you wish to receive your benefits from the Peru Federal Savings Bank Amended and Restated Fee Deferred Compensation Plan (the “Plan”).

Individuals who first participate in the Plan during a Plan year must complete this form within 30 days after the date that he or she became eligible to participate in the Plan.

Any capitalized terms used in this Election Form but not otherwise defined herein shall have the meanings set forth in the Plan.

Participant Name:

Date of Participation:

PART I:	DEFERRAL CONTRIBUTION

Director (complete this section):

I hereby elect to make an irrevocable election to defer the receipt of Director Fees (which includes both Board of Directors and committee fees) earned following the date of this Election Form as follows:

_____ % of my Director Fees

I understand that my election to defer receipt of Director Fees shall continue for subsequent years in accordance with this Election Form until such time a I submit a “Notice of Adjustment of Deferral Contribution to the Committee no later than the December 26th prior to January 1 of any Plan Year. Such adjustment will only take effect January 1 of the calendar year following the year in which such notice is executed.

PART II: DISTRIBUTION ELECTIONS (Director to Complete)

Except as provided in Section 5.9 of the Plan, I understand and agree that my Account Balance shall be paid at the time and in the manner that I select below, and that such election shall be irrevocable, unless it is modified in accordance with Section 5.11 of the Plan. I also understand and agree that if I fail to select a time and form of benefit payment, I will be deemed to have elected for my Account Balance to be distributed in a lump sum within 30 days after my Separation from Service for purposes of Section 5.8 of the Plan.

Please Select either (A) or (B) below:

❒ (A)	Separation from Service Election

Pursuant to Section 5.8 of the Plan, in the event of my Separation from Service after Normal Retirement Age, Early Retirement Age, Disability or death, I hereby elect (and on behalf of my beneficiary, if applicable) to receive my Account Balance in the following form: (check one):

_____  lump sum distribution

_____ substantially equal annual installments over a period of ____ years (select up to 15 years)

❒ (B)	Specified Date Election

Pursuant to Section 5.8 of the Plan, I hereby elect to receive (or begin to receive) my Account Balance on ______________ (enter month, day and year).

Further, I hereby elect to receive my Account Balance in the following form (check one):

_____ lump sum distribution

_____ substantially equal annual installments over a period of ____ years (select up to 15 years)

I understand that I am entitled to review or obtain a copy of the Plan, at any time, and may do so by contacting the Committee.

This Election Form shall become effective upon execution (below) by both the Participant and a duly authorized officer of the Bank.

Dated this ___________ day of ________________, 20__.

(Bank’s duly authorized officer)	Participant’s Signature

2

Exhibit B

PERU FEDERAL SAVINGS BANK

AMENDED AND RESTATED DEFERRED COMPENSATION PLAN

NOTICE OF ADJUSTMENT OF DEFERRAL CONTRIBUTION

(Employees)

The undersigned Participant of the Peru Federal Savings Bank Amended and Restated Deferred Compensation Plan (the “Plan”) does hereby adjust the deferral of his or her Compensation under the Plan. The undersigned Participant acknowledges that this election is only revocable with respect to Compensation earned for services in the subsequent calendar year following the date of this notice.

Any capitalized terms used in this form but not otherwise defined herein shall have the meanings set forth in the Plan.

Adjustment of Deferral Contribution to take effect as of January 1, 20___.

Participant (Complete this Section):

I hereby elect to make an irrevocable election to defer the receipt of Compensation earned following the date of this Election Form as follows (to discontinue deferral, enter “0”):

_____ % of my Compensation (excluding any bonuses)

_____ % of my Compensation which is paid in the form of a bonus

Dated this ___________ day of ________________, 20__.

(Bank’s duly authorized officer)	Participant’s Signature

Exhibit B

PERU FEDERAL SAVINGS BANK

AMENDED AND RESTATED FEE DEFERRED COMPENSATION PLAN

NOTICE OF ADJUSTMENT OF DEFERRAL CONTRIBUTION

(Directors)

The undersigned Participant of the Peru Federal Savings Bank Amended and Restated Fee Deferred Compensation Plan (the “Plan”) does hereby adjust the deferral of his or her Director Fees under the Plan. The undersigned Participant acknowledges that this election is only revocable with respect to Director Fees earned for services in the subsequent calendar year following the date of this notice.

Any capitalized terms used in this form but not otherwise defined herein shall have the meanings set forth in the Plan.

Adjustment of Deferral Contribution to take effect as of January 1, 20___.

Director (Complete this Section):

I hereby elect to make an irrevocable election to defer the receipt of Director Fees earned following the date of this Election Form as follows (to discontinue deferral, enter “0”):

_____ % of my Director Fees

Dated this ___________ day of ________________, 20__.

(Bank’s duly authorized officer)	Participant’s Signature

PERU FEDERAL SAVINGS BANK

AMENDED AND RESTATED DEFERRED COMPENSATION PLAN

BENEFICIARY DESIGNATION FORM

PART III: BENEFICIARY DESIGNATION

In accordance with the terms of the Plan, I hereby designate the following Beneficiary(ies) to receive any death benefits under the Agreement:

PRIMARY BENEFICIARY:

Name:_________________________________	% of Benefit:___________________

Name:_________________________________	% of Benefit:___________________

Name:_________________________________	% of Benefit:___________________

SECONDARY BENEFICIARY (if all Primary Beneficiaries pre-decease the Participant):

Name:_________________________________	% of Benefit:___________________

Name:_________________________________	% of Benefit:___________________

Name:_________________________________	% of Benefit:___________________

This Beneficiary Designation hereby revokes any prior Beneficiary Designation which may have been in effect and this Beneficiary Designation is revocable.

Date	Participant’s Signature

Exhibit 1

PERU FEDERAL SAVINGS BANK
AMENDED AND RESTATED DEFERRED COMPENSATION PLAN

Investment Election Form for One-Time Opportunity

To Invest in the Stock Units Account

I acknowledge receipt of a copy of the Peru Federal Savings Bank Amended and Restated Deferred Compensation Plan (collectively, the “Plan”) and I understand that the Plan and this Investment Election Form constitute a binding agreement between myself and the Bank. I further acknowledge that I have no rights to any benefits under the Plan until the time of distribution pursuant to the provisions of the Plan. Any capitalized terms used in this Investment Election Form but not otherwise defined herein shall have the meanings set forth in the Plan.

The Plan provides that you may elect that all or any part of amounts deferred or credited on your behalf to an unfunded bookkeeping account or unfunded bookkeeping entry may be used to purchase common stock of PFS Bancorp, Inc. (the “Common Stock”) on the date of the Conversion. The Common Stock will be held in a Stock Units Account on your behalf and the fair market value of a Stock Unit will equal the fair market value of a share of Common Stock.

The Plan provides that the Stock Units Account may not be diversified (i.e., it may not be converted to cash or any other investment) and a distribution from the Stock Units Account must be in the form of Common Stock.

The Plan provides that after the Conversion, you will not be able to elect to have any additional amounts contributed to the Stock Units Account. Consequently, you have a one-time opportunity to use your account balance to purchase Common Stock in the Offering. If you do not wish to make such an election, you do not need to return this form.

I hereby elect to use my account balance to purchase the following amount of Common Stock at the time of the Offering (the amount may not exceed the maximum amount provided in the prospectus):

$___________________ of Common Stock of PFS Bancorp, Inc.

PARTICIPANT

Signature:

Printed Name:

The Board hereby accepts this Investment Election Form.

Signature:	____________________
Printed Name:	_________________
Date Received:	________________